UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Magnachip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea

(Address of principal executive offices)

Not Applicable

(Zip Code)

+82 (2) 6903-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, Magnachip Semiconductor Corporation (the “Company”) and Theodore S. Kim, the Company’s Chief Compliance Officer, General Counsel and Secretary, mutually agreed that Mr. Kim will depart from his employment and executive officer roles with the Company, effective October 22, 2025. In connection with Mr. Kim’s departure, the Company and Mr. Kim intend to enter into a mutually agreeable separation agreement, the terms of which will be disclosed in an amendment to this Current Report on Form 8-K when such separation agreement has been completed by the parties.

The parties’ mutual agreement is not due to any disagreement with the Company over any of its operations, policies or practices. The Company thanks Mr. Kim for his 11+ years of significant service and contributions to the Company, during which time he helped enhance the Company’s legal, compliance and risk management functions and skillfully guided the Company through significant corporate development matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Young-Joon Kim
	Name:	Young-Joon Kim
	Title:	Chief Executive Officer